POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints

Robert E. Woods, Laurel Dunn Smith and Stephen Snook, and each of them, my true and lawful attorneys in fact, for me and in my name, place and stead, to sign and affix my name to Forms 3, 4, and 5 and all amendments thereto to be filed by the undersigned with respect to Analysts International Corporation with the

Securities and Exchange Commission, Washington, D.C., as required by the Securities

Exchange Act of 1934, as amended, granting and giving unto said attorney in fact full authority and power to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, with full power to do and perfom all acts authorized hereby as fully to all intents and purposes as I might or could do if personally present, with full power of substitution.

 IN TESTIMONY WHEREOF, I have hereunto set my hand this 18th day of June

2009.

      /s/ Eric J. Educate

     Signature

       Eric J. Educate

     Print Name

STATE OF MINNESOTA

COUNTY OF HENNEPIN

 On the 18th day of June 2009, before me, personally came Eric J. Educate, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

      /s/ Jill E. Dose

     Signature of Notary Public